SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 12, 2008

FRANKLIN ELECTRIC CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

INDIANA	0-362	35-0827455

(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

400 EAST SPRING STREET BLUFFTON, INDIANA	46714

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(260) 824-2900

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

No Change

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

R. Scott Trumbull, Chairman and Chief Executive Officer, and John J. Haines, Chief Financial Officer, of Franklin Electric Co., Inc. (the “Company”) will present at Baird’s 2008 Industrial Conference in Chicago, Illinois on November 12, 2008. A copy of the presentation slides are attached hereto as Exhibit 99.1 and will be available on the Company’s web site, www.fele.com, under the “Investor Relations” page, for 30 days after the presentation.

During their discussions with investors, Messrs. Trumbull and Haines expect to emphasize the “headwinds” points made on slide 25 of the attached presentation. Management believes fourth quarter 2008 results could be significantly impacted by: 1) the uncertainty of the economic climate, 2) the continuing effort to reduce inventories and therefore under utilize the Company’s manufacturing capability, 3) the strengthening dollar and its impact on sales made in foreign currencies, especially the Euro, and 4) potential charges for Phase III of our global manufacturing realignment, now in the planning stage.

In accordance with Instruction B.2. of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01  Financial Statement and Exhibits

(d)           Exhibits.

99.1           Presentation slides at Baird’s 2008 Industrial Conference on November 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: November 12, 2008	By /s/ John J. Haines
John J. Haines
Vice President, Chief Financial Officer